Exhibit 99.1

ELLIJAY, Ga. April 2, 2009 (PRIME NEWSWIRE) — Appalachian Bancshares, Inc. (NASDAQ: APAB), holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings, Inc. today announces revised financial results for its year ended December 31, 2008. Subsequent to the Company’s earnings release on January 29, 2009, as a result of continuing analysis of specific impaired loans and as a result of the preliminary results of a regular examination by the Federal Deposit Insurance Corporation, the Bank determined it prudent to record an additional loan loss provision of $2 million for the fourth quarter of 2008.

This provision is in addition to the $3.8 million originally expensed for the quarter. Revised net loss for the quarter and year ended were ($2,077,000), or ($0.39) per diluted share, and ($2,859,000), or ($0.53) per diluted share ($2,859,000), respectively, down from ($831,000), or ($0.15) per diluted share, and (1,613,000), or ($0.30) per diluted share, respectively, that was previously reported for those periods. The revised earnings are down from the net income of $1,103,000, or $0.21 per diluted share, the Company earned during the same quarter of the prior year and $5,570,000, or $1.06 per diluted share, the Company earned during the year ended December 31, 2007.

This action brings the Company’s allowance for loan losses to 1.64% of total loans versus 1.41% of total loans as reflected in the original fourth quarter earnings release. Additionally, non-performing loans increased to $28.2 million from the $24.5 million originally reported in the Company’s January release. This increase resulted from the continuing analysis of the Bank’s loan portfolio through the year-end audit process.

As of December 31, 2008, the capital ratios of Appalachian Community Bank and Appalachian Community Bank, FSB exceeded regulatory levels for well-capitalized banks after the increased loan loss provision.

A complete description of the Company’s provision for loan losses, allowance for loan losses and non-performing loans will be included in the Company’s Form 10-K expected to be filed with the Securities and Exchange Commission on or about April 3, 2009.

Book value per share stood at $13.48 at December 31, 2008, compared to $13.94 per share at December 31, 2007, a decrease of approximately 3.3%.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Summary Results of Operations Data:
Interest income	$16,091	$19,068	$69,005	$72,127
Interest expense	8,776	9,420	34,034	34,800

Net interest income	7,315	9,648	34,971	37,327
Provision for loan losses	5,799	2,466	12,915	4,726

Net interest income after provision for loan losses	1,516	7,182	22,056	32,601
Noninterest income	1,187	1,387	4,247	5,518
Noninterest expense	6,268	6,969	31,614	29,786

Income (loss) before taxes	(3,565)	1,600	(5,311)	8,333
Income tax expense (benefit)	(1,488)	497	(2,452)	2,763

Net income (loss)	$(2,077)	$1,103	$(2,859)	$5,570

Per Share Data:
Net income (loss), basic	$(0.39)	$0.21	$(0.53)	$1.06
Net income (loss), diluted	(0.39)	0.21	(0.53)	1.06
Book value	13.48	13.94	13.48	13.94

Weighted average number of shares outstanding:
Basic	5,372,505	5,293,571	5,366,658	5,265,555
Diluted	5,372,505	5,293,571	5,366,658	5,276,200

Performance Ratios:
Return on average assets(1)	-0.74%	0.47%	-0.27%	0.65%
Return on average equity(1)	-11.20%	5.99%	-3.80%	7.93%
Net interest margin(1) (2)	2.86%	4.47%	3.61%	4.68%
Efficiency ratio(3)	74.08%	63.19%	79.05%	69.53%

Growth Ratios and Other Data:
Percentage change in net income	-288.30%		-151.33%
Percentage change in diluted net income per share	-284.08%		-150.00%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At December 31,
	2008	2007
Summary Balance Sheet Data:
Assets	$1,185,678	$971,200
Average earning assets (quarter-to-date)	1,028,295	865,235
Average earning assets (year-to-date)	978,140	804,865
Securities available-for-sale	79,308	76,565
Restricted equity securities	4,932	3,945
Loans, held for sale	2,783	6,503
Loans	885,374	807,522
Allowance for loan losses	14,510	9,808
Deposits	1,013,276	807,597
Short-term borrowings	10,604	21,048
Accrued interest	1,936	2,059
Federal Home Loan Bank advances	72,000	57,350
Subordinated long-term capital notes	12,511	6,186
Other liabilities	2,913	3,297
Shareholders’ equity	72,438	73,663

Asset Quality :
Asset Quality Ratios
Nonperforming loans to total loans	3.18%	0.57%
Nonperforming assets to total assets	3.50%	0.64%
Allowance for loan losses to nonperforming loans	51.51%	212.57%
Allowance for loan losses to total loans	1.64%	1.21%

	At December 31,
	2008		2007
Loans by Category	Amount	% of Total Loans	Amount	% of Total Loans
Real estate - acquisition & development (4)	$389,339	43.98%	$389,695	48.26%
Real estate - commercial	173,566	19.60%	154,663	19.15%
Real estate - residential	212,661	24.02%	178,193	22.07%
Commercial business	72,543	8.19%	48,749	6.04%
Other loans	37,265	4.21%	36,222	4.48%

Total Loans	$885,374		$807,522

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At December 31,
	2008		2007
Nonperforming assets by category:		% of Total		% of Total
Loans	Amount	Nonperforming	Amount	Nonperforming
Real estate - acquisition & development	$16,871	40.66%	$3,302	53.36%
Real estate - commercial	6,389	15.40%	—	0.00%
Real estate - residential	3,844	9.26%	839	13.56%
Commercial business	908	2.19%	412	6.66%
Other loans	158	0.38%	61	0.98%
Other Real Estate
Real estate - acquisition & development	4,975	11.99%	363	5.87%
Real estate - commercial	4,360	10.51%	206	3.33%
Real estate - residential	3,756	9.05%	935	15.11%
Commercial business	80	0.20%	—	0.00%
Other Repossessed Property
Other loans	151	0.36%	70	1.13%

Total Nonperforming Assets	$41,492		$6,188

	At December 31,
	2008		2007
		% of Total		% of Total
	Amount	Average Loans	Amount	Average Loans
Quarterly Net Charge-Offs by Category
Real estate - acquisition & development	$2,409	0.27%	$940	0.12%
Real estate - commercial	1,143	0.13%	—	0.00%
Real estate - residential	892	0.10%	495	0.06%
Commercial business	452	0.05%	40	0.01%
Other loans	243	0.03%	149	0.02%

Total Net Charge-Offs	$5,139	0.58%	$1,624	0.21%

	At December 31,
	2008		2007
		% of Total		% of Total
	Amount	Average Loans	Amount	Average Loans
Year-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$3,744	0.43%	$1,230	0.17%
Real estate - commercial	1,150	0.13%	145	0.02%
Real estate - residential	1,968	0.23%	671	0.09%
Commercial business	626	0.07%	114	0.02%
Other loans	725	0.09%	428	0.06%

Total Net Charge-Offs	$8,213	0.95%	$2,588	0.36%

	At December 31, 2008
Growth Ratios and Other Data:
Percentage change in assets	22.08%
Percentage change in loans	9.64%
Percentage change in deposits	25.47%
Percentage change in equity	-1.66%
Loans to deposits ratio	87.38%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income excluding any realized gains/losses on securities.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Interest Income
Interest and fees on loans	$15,000	$18,061	$64,637	$68,213
Interest on securities:
Taxable securities	813	743	3,227	2,859
Nontaxable securities	145	164	612	639
Interest on deposits with other banks	2	5	16	78
Interest on federal funds sold	131	95	513	338

Total Interest Income	16,091	19,068	69,005	72,127

Interest Expense
Interest on deposits	7,917	8,708	30,993	32,367
Interest on short-term borrowings	145	92	417	283
Interest on Federal Home Loan Bank advances	457	500	2,066	1,629
Interest on subordinated long-term capital notes	257	120	558	521

Total Interest Expense	8,776	9,420	34,034	34,800

Net Interest Income	7,315	9,648	34,971	37,327
Provision for loan losses	5,799	2,466	12,915	4,726

Net Interest Income After Provision for Loan Losses	1,516	7,182	22,056	32,601

Noninterest Income
Customer service fees	608	588	2,528	2,235
Mortgage origination commissions	241	512	1,404	1,988
Net gains (losses) on sales of securities	41	7	(776)	7
Other operating income	297	280	1,091	1,288

Total Noninterest Income	1,187	1,387	4,247	5,518

Noninterest Expenses
Salaries and employee benefits	2,708	3,702	17,743	17,510
Occupancy, furniture and equipment expense	1,096	978	4,286	3,678
Other operating expenses	2,464	2,289	9,585	8,598

Total Noninterest expense	6,268	6,969	31,614	29,786

Income (loss) before income taxes	(3,565)	1,600	(5,311)	8,333
Income tax expense (benefit)	(1,488)	497	(2,452)	2,763

Net Income (Loss)	$(2,077)	$1,103	$(2,859)	$5,570

Earnings (Loss) Per Common Share
Basic	$(0.39)	$0.21	$(0.53)	$1.06
Diluted	$(0.39)	$0.21	$(0.53)	$1.06

Cash Dividends Declared Per Common Share	$—	$—	$—	$—

Weighted Average Shares Outstanding
Basic	5,372,505	5,293,571	5,366,658	5,265,555
Diluted	5,372,505	5,293,571	5,366,658	5,276,200

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	December 31, 2008	December 31, 2007
Assets
Cash and due from banks	$12,825	$13,392
Interest-bearing deposits with other banks	731	310
Federal funds sold	133,351	12,797

Cash and Cash Equivalents	146,907	26,499

Securities available-for-sale	79,308	76,565

Restricted equity securities	4,932	3,945

Loans, held for sale	2,783	6,503

Loans, net of unearned income	885,374	807,522
Allowance for loan losses	(14,510)	(9,808)

Net Loans	870,864	797,714

Premises and equipment, net	39,638	32,966
Accrued interest	9,289	9,797
Cash surrender value on life insurance	9,140	8,778
Intangibles, net	1,992	2,179
Foreclosed assets	13,323	1,573
Other assets	7,502	4,681

Total Assets	$1,185,678	$971,200

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$50,035	$56,559
Interest-bearing deposits	963,241	751,038

Total Deposits	1,013,276	807,597

Short-term borrowings	10,604	21,048
Accrued interest	1,936	2,059
Federal Home Loan Bank advances	72,000	57,350
Subordinated long-term capital notes	12,511	6,186
Other liabilities	2,913	3,297

Total Liabilities	1,113,240	897,537

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,372,505 shares issued at December 31, 2008, and 5,285,026 shares issued at December 31, 2007	54	53
Paid-in capital	44,979	43,998
Retained earnings	26,472	29,331
Accumulated other comprehensive income	933	281

Total Shareholders’ Equity	72,438	73,663

Total Liabilities and Shareholders’ Equity	$1,185,678	$971,200